Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Partners Enters into Lump Sum Turnkey Contract with Bechtel for Trains 3 and 4 at Sabine Pass Liquefaction

Houston, Texas – December 21, 2012 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) announced today that its subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”), and Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) have entered into a lump sum turnkey contract for the engineering, procurement and construction of the third and fourth liquefaction trains to be constructed adjacent to the Sabine Pass LNG terminal located in Cameron Parish, Louisiana (the “Trains 3&4 EPC Contract”). Sabine Liquefaction intends to give Bechtel a notice to proceed (“NTP”) with construction for the third and fourth liquefaction trains upon achieving acceptable financing arrangements and making a final investment decision. Construction for the third and fourth trains is expected to begin in the first half of 2013. Sabine Liquefaction issued NTP to Bechtel and commenced full construction for the first two liquefaction trains in August 2012.

The liquefaction trains are being designed, constructed and commissioned by Bechtel using the ConocoPhillips Optimized Cascade® technology, a proven technology deployed in numerous LNG projects around the world. Nominal capacity for each train will be approximately 4.5 million tonnes per annum. The liquefaction trains will be built next to the existing facilities at the Sabine Pass LNG terminal, which include five tanks with storage capacity of 16.9 billion cubic feet equivalent (“Bcfe”), two docks that can handle vessels up to 265,000 cubic meters and vaporizers with regasification capacity of 4.0 billion cubic feet per day (“Bcf/d”). Sabine Liquefaction has entered into four long-term, 20-year sale and purchase agreements that in aggregate represent approximately 90 percent of the nominal capacity of the four liquefaction trains. Operations for the first liquefaction train are expected to commence as early as 2015, with each liquefaction train thereafter coming on line on a staggered basis.

The total contract price of the Trains 3&4 EPC Contract is approximately $3.8 billion. Total expected costs for the third and fourth liquefaction trains before financing costs are estimated to be between $4.5 billion and $5.0 billion, including an estimate for owner’s costs and contingencies.

“We look forward to our continued collaboration with Bechtel on the development and construction of our liquefaction trains at Sabine Pass. Bechtel built our existing LNG terminal on time and on budget and has an extensive track record in building some of the largest LNG export production facilities in the world,” said Charif Souki, Chairman and CEO. “Bechtel has started construction on our first two liquefaction trains, which are expected to be completed ahead of the EPC schedule, and we expect to commence construction on the third and fourth liquefaction trains in the first half of 2013.”

In addition, Sabine Liquefaction recently announced that it is developing a fifth and sixth liquefaction train. Sabine Liquefaction has entered into a sale and purchase agreement with Total Gas & Power North America, Inc. (“Total”) under which Total has contracted for approximately half of the expected LNG production capacity of the fifth liquefaction train and based on indications of interest expects to contract the remaining capacity in due course. Sabine Liquefaction has begun working with Bechtel on the preliminary engineering for a fifth and sixth train and expects to commence the regulatory process in the first half of 2013.

Additional Information

Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana. The Sabine Pass LNG terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe). Cheniere Partners is developing a project to add liquefaction and export capabilities adjacent to the existing infrastructure at the Sabine Pass LNG terminal (the “Liquefaction Project”). The Liquefaction Project was initially designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa. Sabine Liquefaction has begun developing a fifth and sixth train. The initial Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train. In November 2011, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”) entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”). Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for a total of approximately 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes. The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. In addition, Sabine Liquefaction has entered into a SPA with Cheniere Marketing, LLC for up to approximately 2.0 mtpa of LNG that is produced but not already committed to third parties. The BG and Cheniere Marketing SPAs commence with the start of LNG train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations. The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations. Total Gas & Power North America, Inc. (“Total”) has entered into an SPA for 2.0 mtpa that commences with the start of train five operations. Cheniere Partners issued a notice to proceed to Bechtel to commence construction for the first two trains in August 2012. Commencement of construction for the third and fourth trains is subject, but not limited to, obtaining financing and Cheniere Partners making a final investment decision. Commencement of construction for the fifth and sixth trains is subject, but not limited to, obtaining regulatory approvals, completing contracting for the remaining LNG production volumes, entering into an EPC contract, obtaining financing and Cheniere Partners making a final investment decision. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Milestone	Trains 1&2	Trains 3&4
• DOE export authorization	Complete	Complete
• Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
• BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
• Gas Natural Fenosa	3.5 mtpa
• KOGAS		3.5 mtpa
• GAIL (India) Ltd.		3.5 mtpa
• EPC contract	Complete	Complete
• Financing commitments		1Q13
• Equity	Complete
• Debt	Complete
• FERC authorization	Complete	Complete
• Commence construction	Complete	2013
• Issue NTP to Bechtel	Complete	2013
• Commence operations	2015/2016	2016/2017

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, and (v) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280

Media: Diane Haggard: 713-375-5259